                                                                    Exhibit 12.1


                         KEY PRODUCTION COMPANY, INC.
        Statement of Computation of Ratios of Earnings to Fixed Charges


                                                        Nine Months Ended
                                                        September 30, 1999
                                                        ------------------
Earnings:

  Pretax income                                              5,021,461
  Plus: Fixed charges excluding capitalized interest         2,075,999
                                                             ---------
                                                             7,097,460
                                                             =========

Fixed Charges:

  Interest expensed including capitalized interest           3,010,672
  Amortization of debt expenses                                 13,442
                                                             ---------
                                                             3,024,114
                                                             =========

Ratio of earnings to fixed charges                                2.35
                                                                  ====

                                      17